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                                                                    EXHIBIT 99.2


                               GOLDEN WEST HOMES


              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         SPECIAL MEETING OF SHAREHOLDERS TO BE HELD SEPTEMBER 30, 1994


    The undersigned hereby appoints Harry E. Karsten, Jr. and Frank D. Jacobs, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes any of them to represent and to vote, as designated below, all the shares of the Common Stock, no par value per share (the "Golden West Common Stock"), and all the shares of the Preferred Stock, no par value per share (the "Golden West Preferred Stock"), of Golden West Homes, a California corporation ("Golden West"), the undersigned is entitled to vote at the Special Meeting of Shareholders of Golden West (the "Special Meeting") to be held on September 30, 1994, commencing at 9:30 a.m., local time, at the Pacific Club, 4110 MacArthur Blvd., Newport Beach, California or any adjournment or postponement thereof.

    THIS PROXY, IF PROPERLY EXECUTED AND DELIVERED, WILL REVOKE ALL PRIOR
PROXIES.

     1. To consider and vote upon a proposal to approve and adopt an Acquisition Agreement dated as of August 17, 1994 (the "Acquisition Agreement"), among Oakwood Homes Corporation, a North Carolina corporation ("Oakwood"), Golden Acquisition Corporation, a California corporation and wholly-owned subsidiary of Oakwood ("Oakwood Sub"), Golden West, the shareholders of Golden West who will receive Oakwood Common Stock (as hereinafter defined) pursuant to the Acquisition Agreement and First Union National Bank of North Carolina, as Escrow Agent, and the Agreement of Merger attached thereto as Exhibit A, providing for the merger of Oakwood Sub with and into Golden West, with Golden West as the surviving corporation and continuing as a wholly-owned subsidiary of Oakwood. Under the Acquisition Agreement, each share of Golden West Common and Preferred Stock (other than shares, if any, held by shareholders who perfect their dissenters' rights under the California General Corporation Law) will be converted into the right to receive .231099373 of one share of Common Stock of Oakwood, $.50 par value ("Oakwood Common Stock").

          ( ) FOR          ( ) AGAINST          ( ) ABSTAIN
       (continued and to be signed and dated on the reverse side and returned promptly in the enclosed envelope)

    Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on the proxy and in the discretion of the proxy holders as to any other matter that may properly come before the Special Meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR ITEM 1.

Dated:                     ,
                                         (SEAL)
                                         (Signature)
                                         (SEAL)
                                         (Signature)
                                         PLEASE SIGN AS NAME(S) APPEAR ON THIS
                                         PROXY, AND DATE THIS PROXY. IF A JOINT
                                         ACCOUNT, EACH JOINT OWNER MUST SIGN. IF
                                         SIGNING FOR A CORPORATION OR
                                         PARTNERSHIP AS AGENT, ATTORNEY OR
                                         FIDUCIARY, INDICATE THE CAPACITY IN
                                         WHICH YOU ARE SIGNING.